Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION REPORTS FIRST QUARTER RESULTS

SOUDERTON, Pa., April 28, 2021 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced net income for the quarter ended March 31, 2021 was $32.6 million, or $1.11 diluted earnings per share, compared to net income of $838 thousand, or $0.03 diluted earnings per share, for the quarter ended March 31, 2020.

Pre-tax pre-provision income1 for the quarter ended March 31, 2021 was $29.1 million, an increase of $7.0 million, or 31.9%, from the first quarter of 2020.

COVID-19
As the re-opening of our local economy continues and progress is made in getting the COVID-19 vaccines distributed and administered, access to all Univest financial center lobbies resumed on April 5, 2021.

Throughout the COVID-19 pandemic, we have taken various actions to support our customers and the communities we collectively serve, including modifying outstanding loans and leases. Loans and leases that were modified via principal and/or interest deferrals were done so in accordance with Section 4013 of the CARES Act, the Consolidated Appropriations Act, 2021 and the Interagency Statement on Loan Modifications and Reporting for Financial Institutions Working with Customers Affected by the Coronavirus and have not been categorized as troubled debt restructurings. These loans and leases had a combined principal balance of approximately $73.0 million as of March 31, 2021, which represents approximately 1.5% of the loan portfolio, excluding Paycheck Protection Program (PPP) loans1. For more
1 Non-GAAP metric. A reconciliation of this and other non-GAAP to GAAP performance measures is included at the end of this document.

information on these loans, including a breakdown of such loans by type, please see the "Loan Portfolio Overview" table within this document.

Paycheck Protection Program
On December 27, 2020, the Consolidated Appropriations Act, 2021, was signed into law, which provides new COVID-19 relief funds, additional funding under the PPP and the establishment of PPP Second Draw Loans. The Small Business Administration (SBA) announced the taking of certain steps under the PPP to further promote equitable relief for smaller businesses. Under this program, we successfully originated approximately 1,200 PPP loans and secured funding of approximately $168.6 million for our customers as of April 15, 2021.

As of March 31, 2021, $528.5 million in PPP loan originations remain outstanding. During the quarter, we recorded income of $4.5 million within net interest income related to these loans, of which $2.3 million was the result of forgiveness and pay downs of PPP loans totaling $119.7 million. As of March 31, 2021, we have $9.5 million of net deferred fees on our balance sheet, which represents approximately 55% of the initial deferred fee amount.

Loans
Gross loans and leases, excluding PPP loans2, increased $63.5 million, or 5.3% (annualized), from December 31, 2020 primarily due to increases in commercial real estate loans, despite a $58.1 million decrease in commercial line utilization. Gross loans and leases, excluding PPP loans2, increased $437.7 million, or 9.8%, from March 31, 2020 primarily due to increases in commercial real estate loans. As of March 31, 2021, commercial line utilization was 30.2% compared to 34.0% at December 31, 2020 and 38.3% at March 31, 2020.
Deposits
Total deposits increased $68.9 million, or 5.3% (annualized), from December 31, 2020 primarily due to an increase in consumer and commercial deposits offset by a decrease in public funds and brokered deposits. Total deposits increased $904.3 million, or 20.5%, from March 31, 2020 primarily due to increases in commercial, consumer and public funds deposits.

Net Interest Income and Margin
Net interest income of $45.4 million for the first quarter of 2021 increased $2.9 million, or 6.9%, from the first quarter of 2020. The increase in net interest income for the first quarter of 2021 compared to the first
2 Non-GAAP metric. A reconciliation of this and other non-GAAP to GAAP performance measures is included at the end of this document.

quarter of 2020 was primarily due to $4.5 million in PPP income, a $3.5 million decrease in the cost of interest-bearing liabilities and growth in loans partially offset by a decrease in loan and investment yields.
Net interest margin, on a tax-equivalent basis, was 3.12% for the first quarter of 2021, compared to 3.02% for the fourth quarter of 2020 and 3.48% for the first quarter of 2020. Excess liquidity reduced net interest margin by approximately eleven basis points for the quarter ended March 31, 2021 compared to thirteen basis points for the quarter ended December 31, 2020 and six basis points for the quarter ended March 31, 2020. This excess liquidity was primarily driven by strong deposit balance growth during the last twelve months, which was partially attributable to the various stimulus initiatives associated with the COVID-19 pandemic. PPP loans had a favorable impact on net interest margin of four basis points for the quarter ended March 31, 2021 compared to an unfavorable impact of seven basis points for the quarter ended December 31, 2020 and had no impact for the quarter ended March 31, 2020. Excluding the impacts of excess liquidity and PPP loans, the net interest margin, on a tax-equivalent basis, was 3.19% for the quarter ended March 31, 2021 compared to 3.22% for the quarter ended December 31, 2020 and 3.54% for the quarter ended March 31, 2020.

Noninterest Income
Noninterest income for the quarter ended March 31, 2021 was $23.3 million, an increase of $4.9 million, or 26.5%, compared to the first quarter of 2020.

Net gain on mortgage banking activities increased $3.2 million, or 116.4%, for the quarter primarily due to an increase in volume and expansion of margins. Investment advisory commission and fee income increased $442 thousand, or 10.4%, due to increased assets under management driven by favorable market conditions and new customer relationships. Insurance commission and fee income increased $223 thousand, or 4.7%, for the quarter ended March 31, 2021, primarily due to an increase in premiums for group life and health and commercial lines and an increase in contingent commission income of $36 thousand, which was $1.1 million for each of the quarters ended March 31, 2021 and 2020. Contingent commission income is largely recognized in the first quarter of the year.

Other income increased $1.3 million, for the quarter primarily due to an increase of $967 thousand in fees on risk participation agreements for interest rate swaps driven by increased customer activity due to the current rate environment. Additionally, equity securities measured at fair value increased $384 thousand for the quarter.

Noninterest Expense
Noninterest expense for the quarter ended March 31, 2021 was $39.5 million, an increase of $763 thousand, or 2.0%, compared to the first quarter of 2020.

Salaries, benefits and commissions increased $944 thousand, or 4.0%, for the quarter primarily attributable to additional staff hired to support revenue generation across all business lines, annual merit increases and increased variable compensation due to strong pre-tax pre-provision income during the first quarter of 2021. The increases in salaries, benefits and commissions were offset by $582 thousand of incremental capitalized compensation related to the origination of PPP loans. Professional fees increased $431 thousand, or 32.7%, for the quarter primarily attributable to increased consultant fees in support of our Diversity, Equity and Inclusion and training initiatives. Data processing expenses increased $290 thousand, or 10.5%, for the quarter primarily due to continued investments in customer relationship management software, internal infrastructure improvements and outsourced data processing solutions. Deposit insurance premiums increased $132 thousand, or 26.2%, for the quarter primarily due to an increased assessment base due to asset growth.

Other expense decreased $947 thousand, or 15.6%, for the quarter primarily due to a $656 thousand charge related to the extinguishment of long-term debt that occurred in the first quarter of 2020 and a $295 thousand decrease in travel and entertainment expenses due to COVID-19 related restrictions.

Asset Quality and Provision for Credit Losses
Nonperforming assets were $38.2 million at March 31, 2021, compared to $40.5 million at December 31, 2020 and $39.0 million at March 31, 2020.

Net loan and lease charge-offs were $288 thousand during the first quarter of 2021 compared to $489 thousand for the quarter ended March 31, 2020. The reversal of provision for credit losses was $11.3 million for the first quarter of 2021, of which $12.9 million (after-tax benefit of $10.2 million), or $0.35 diluted earnings per share, was attributable to favorable changes in economic-related assumptions within the Corporation’s CECL model partially offset by a reserve increase attributable to loan growth. The provision for credit losses was $21.8 million for the quarter ended March 31, 2020, of which $20.3 million (after-tax charge of $16.1 million), or $0.55 diluted earnings per share, was attributable to adverse changes in economic-related assumptions.

The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.32% at March 31, 2021, compared to 1.56% at December 31, 2020, and 1.53% at March 31, 2020. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment, excluding PPP loans3, was 1.46% at March 31, 2021 compared to 1.72% at December 31, 2020 and 1.53% at March 31, 2020.

3 Non-GAAP metric. A reconciliation of this and other non-GAAP to GAAP performance measures is included at the end of this document.

Tax Provision
The effective income tax rate was 19.3% for the quarter ended March 31, 2021 compared to an effective income tax rate of (261.2%) for the quarter ended March 31, 2020. The effective tax rate for the quarter ended March 31, 2021 reflects the benefits of tax-exempt income from investments in municipal securities and loans and leases.

Dividend
On April 28, 2021, Univest declared a quarterly cash dividend of $0.20 per share. The dividend will be paid on May 26, 2021 to shareholders of record as of May 12, 2021.

Conference Call
Univest will host a conference call to discuss first quarter 2021 results on Thursday, April 29, 2021 at 9:00 a.m. EST. Participants may preregister at https://dpregister.com/sreg/10154212/e624e999e4. The general public can access the call by dialing 1-888-338-6515. A replay of the conference call will be available through May 28, 2021 by dialing 1-877-344-7529; using Conference ID: 10154212.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $6.4 billion in assets and $4.2 billion in assets under management and supervision through its Wealth Management lines of business at March 31, 2021. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release of Univest and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business and capital management strategies, markets and products of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future results to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition; (2) changes in interest rates; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and credit loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest is engaged; (6) technological issues that may adversely affect Univest financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

Additionally, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and whether the continued reopening of businesses will result in a meaningful increase in economic activity. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: (1) demand for our products and services may decline; (2) if the economy is unable to remain open, and higher levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase; (3) collateral for loans, especially real estate, may decline in value; (4) our allowance for credit losses may have to be increased if borrowers experience financial difficulties; (5) the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; (6) a material decrease in net income or a net loss over several quarters could result in the elimination of or a decrease in the rate of our quarterly cash dividend; (7) our wealth management revenues may decline with continuing market turmoil; (8) litigation, regulatory enforcement risk and reputation risk regarding our participation in the Paycheck Protection Program and the risk that the Small Business Administration may not fund some or all PPP loan guarantees; (9) our cyber security risks are increased as the result of an increase in the number of employees working remotely; (10) Federal Deposit Insurance Corporation premiums may increase if the agency experiences additional resolution costs; and (11) further and sustained decline in our stock price or other triggering event could result in an impairment charge being recorded. Univest undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2021
(Dollars in thousands)

Balance Sheet (Period End)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Assets	$6,416,665	$6,336,496	$6,382,831	$6,125,312	$5,464,768
Investment securities, net of allowance for credit losses	377,506	373,176	368,830	397,852	423,521
Loans held for sale	22,636	37,039	14,465	31,082	11,417
Loans and leases held for investment, gross	5,415,006	5,306,841	5,211,856	4,951,809	4,448,825
Allowance for credit losses, loans and leases	71,497	83,044	91,870	86,217	68,216
Loans and leases held for investment, net	5,343,509	5,223,797	5,119,986	4,865,592	4,380,609
Total deposits	5,311,592	5,242,715	5,211,603	4,869,329	4,407,303
Noninterest-bearing deposits	1,857,547	1,690,663	1,714,505	1,725,819	1,318,270
NOW, money market and savings	2,979,834	2,988,277	2,940,879	2,623,025	2,452,021
Time deposits	474,211	563,775	556,219	520,485	637,012
Borrowings	295,293	311,421	416,104	515,722	323,363
Shareholders' equity	722,455	692,472	669,107	654,873	651,551

Balance Sheet (Average)	For the three months ended,
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Assets	$6,383,463	$6,353,519	$6,265,605	$6,000,790	$5,409,561
Investment securities, net of allowance for credit losses	374,369	369,511	385,221	411,957	441,900
Loans and leases, gross	5,325,897	5,253,720	5,070,037	4,836,858	4,388,584
Deposits	5,296,147	5,222,452	5,030,398	4,794,669	4,349,984
Shareholders' equity	699,736	676,426	661,947	660,950	673,460

Asset Quality Data (Period End)
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$29,996	$31,692	$30,019	$26,141	$36,626
Accruing loans and leases 90 days or more past due	664	1,392	3,573	1,193	1,777
Accruing troubled debt restructured loans and leases	52	53	53	53	54
Total nonperforming loans and leases	30,712	33,137	33,645	27,387	38,457
Other real estate owned	7,481	7,355	8,270	8,642	516
Total nonperforming assets	$38,193	$40,492	$41,915	$36,029	$38,973
Nonaccrual loans and leases / Loans and leases held for investment	0.55%	0.60%	0.58%	0.53%	0.82%
Nonperforming loans and leases / Loans and leases held for investment	0.57%	0.62%	0.65%	0.55%	0.86%
Nonperforming assets / Total assets	0.60%	0.64%	0.66%	0.59%	0.71%

Allowance for credit losses, loans and leases	$71,497	$83,044	$91,870	$86,217	$68,216
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.32%	1.56%	1.76%	1.74%	1.53%
Allowance for credit losses, loans and leases / Loans and leases held for investment, excluding Paycheck Protection Program loans (1)	1.46%	1.72%	1.95%	1.94%	1.53%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases held for investment	238.36%	262.03%	306.04%	329.82%	186.25%
Allowance for credit losses, loans and leases / Nonperforming loans and leases held for investment	232.80%	250.61%	273.06%	314.81%	177.38%

	For the three months ended,
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Net loan and lease charge-offs (recoveries)	$288	$618	$(35)	$3,576	$489
Net loan and lease charge-offs (annualized)/Average loans and leases	0.02%	0.05%	—%	0.30%	0.04%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP to GAAP performance measures is included at the end of this document.

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2021
(Dollars in thousands, except per share data)
	For the three months ended,
For the period:	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Interest income	$51,457	$51,334	$50,612	$49,980	$52,019
Interest expense	6,043	6,813	6,758	6,462	9,551
Net interest income	45,414	44,521	43,854	43,518	42,468
(Reversal of provision) provision for credit losses	(11,283)	(8,721)	3,935	23,737	21,843
Net interest income after provision for credit losses	56,697	53,242	39,919	19,781	20,625
Noninterest income:
Trust fee income	2,034	1,974	1,915	1,924	1,890
Service charges on deposit accounts	1,282	1,371	1,187	890	1,397
Investment advisory commission and fee income	4,697	4,144	4,005	3,540	4,255
Insurance commission and fee income	4,955	3,512	3,776	4,067	4,732
Other service fee income	2,192	2,092	2,093	1,488	1,870
Bank owned life insurance income	717	733	741	732	734
Net gain on sales of investment securities	65	54	57	65	695
Net gain on mortgage banking activities	5,938	4,323	5,860	3,515	2,744
Other income	1,370	1,936	2,171	1,779	67
Total noninterest income	23,250	20,139	21,805	18,000	18,384
Noninterest expense:
Salaries, benefits and commissions	24,780	23,613	24,059	21,700	23,836
Net occupancy	2,739	2,697	2,609	2,478	2,574
Equipment	946	951	972	923	995
Data processing	3,050	2,961	2,862	2,750	2,760
Professional fees	1,748	1,436	1,321	1,264	1,317
Marketing and advertising	280	575	463	535	402
Deposit insurance premiums	636	765	707	615	504
Intangible expenses	249	282	283	321	330
Restructuring charges	—	1,439	—	—	—
Other expense	5,112	7,015	5,251	5,374	6,059
Total noninterest expense	39,540	41,734	38,527	35,960	38,777
Income before taxes	40,407	31,647	23,197	1,821	232
Income tax expense (benefit)	7,804	5,773	5,078	(264)	(606)
Net income	$32,603	$25,874	$18,119	$2,085	$838
Net income per share:
Basic	$1.11	$0.88	$0.62	$0.07	$0.03
Diluted	$1.11	$0.88	$0.62	$0.07	$0.03
Dividends declared per share (1)	$0.20	$—	$0.20	$0.20	$0.20
Weighted average shares outstanding	29,327,432	29,274,915	29,226,627	29,187,197	29,286,200
Period end shares outstanding	29,379,575	29,295,052	29,241,302	29,201,985	29,164,782

(1) As announced in the September 30, 2020 Earnings Release, the Corporation changed the timing of future dividend declarations and payments.

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2021

	For the three months ended,
Profitability Ratios (annualized)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Return on average assets	2.07%	1.62%	1.15%	0.14%	0.06%
Return on average assets, excluding restructuring charges (1)	2.07%	1.69%	1.15%	0.14%	0.06%
Return on average shareholders' equity	18.90%	15.22%	10.89%	1.27%	0.50%
Return on average shareholders' equity, excluding restructuring charges (1)	18.90%	15.89%	10.89%	1.27%	0.50%
Return on average tangible common equity (1)	25.19%	20.53%	14.82%	1.73%	0.68%
Return on average tangible common equity, excluding restructuring charges (1)	25.19%	21.44%	14.82%	1.73%	0.68%
Net interest margin (FTE)	3.12%	3.02%	3.02%	3.18%	3.48%
Efficiency ratio (2)	57.0%	63.8%	58.0%	57.7%	62.8%
Efficiency ratio, excluding restructuring charges (1) (2)	57.0%	61.6%	58.0%	57.7%	62.8%

Capitalization Ratios
Dividends declared to net income (3)	18.0%	—%	32.3%	278.7%	699.9%
Shareholders' equity to assets (Period End)	11.26%	10.93%	10.48%	10.69%	11.92%
Tangible common equity to tangible assets (1)	8.77%	8.40%	7.96%	8.06%	8.99%
Common equity book value per share	$24.59	$23.64	$22.88	$22.43	$22.34
Tangible common equity book value per share (1)	$18.64	$17.66	$16.89	$16.41	$16.31

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.45%	9.08%	8.97%	9.15%	9.90%
Common equity tier 1 risk-based capital ratio	11.08%	10.76%	10.52%	10.73%	10.79%
Tier 1 risk-based capital ratio	11.08%	10.76%	10.52%	10.73%	10.79%
Total risk-based capital ratio	15.13%	15.31%	15.35%	13.72%	13.65%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP to GAAP performance measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) As announced in the September 30, 2020 Earnings Release, the Corporation changed the timing of future dividend declarations and payments.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	March 31, 2021			December 31, 2020
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$237,548	$56	0.10%	$296,258	$82	0.11%
U.S. government obligations	6,998	36	2.09	6,998	36	2.05
Obligations of state and political subdivisions	11,544	105	3.69	14,269	129	3.60
Other debt and equity securities	355,827	1,267	1.44	348,244	1,237	1.41
Federal Home Loan Bank, Federal Reserve Bank and other stock	26,368	348	5.35	29,838	438	5.84
Total interest-earning deposits, investments and other interest-earning assets	638,285	1,812	1.15	695,607	1,922	1.10
Commercial, financial, and agricultural loans	782,208	6,798	3.52	824,374	7,366	3.55
Paycheck Protection Program loans	506,939	4,524	3.62	497,035	3,133	2.51
Real estate—commercial and construction loans	2,621,981	24,458	3.78	2,518,056	24,388	3.85
Real estate—residential loans	1,037,000	9,873	3.86	1,025,818	10,345	4.01
Loans to individuals	26,447	265	4.05	27,427	289	4.19
Municipal loans and leases	245,638	2,530	4.18	258,627	2,776	4.27
Lease financings	105,684	1,737	6.67	102,383	1,690	6.57
Gross loans and leases	5,325,897	50,185	3.82	5,253,720	49,987	3.79
Total interest-earning assets	5,964,182	51,997	3.54	5,949,327	51,909	3.47
Cash and due from banks	55,311			53,360
Allowance for credit losses, loans and leases	(83,254)			(92,766)
Premises and equipment, net	55,826			55,653
Operating lease right-of-use assets	34,033			34,272
Other assets	357,365			353,673
Total assets	$6,383,463			$6,353,519
Liabilities:
Interest-bearing checking deposits	$817,940	$490	0.24%	$838,323	$537	0.25%
Money market savings	1,243,673	853	0.28	1,213,585	898	0.29
Regular savings	959,232	298	0.13	905,918	341	0.15
Time deposits	525,800	1,759	1.36	582,782	2,034	1.39
Total time and interest-bearing deposits	3,546,645	3,400	0.39	3,540,608	3,810	0.43
Short-term borrowings	17,894	2	0.05	15,091	2	0.05
Long-term debt	101,333	348	1.39	169,623	611	1.43
Subordinated notes	183,340	2,293	5.07	193,244	2,390	4.92
Total borrowings	302,567	2,643	3.54	377,958	3,003	3.16
Total interest-bearing liabilities	3,849,212	6,043	0.64	3,918,566	6,813	0.69
Noninterest-bearing deposits	1,749,502			1,681,844
Operating lease liabilities	37,415			37,616
Accrued expenses and other liabilities	47,598			39,067
Total liabilities	5,683,727			5,677,093
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	296,136			296,810
Retained earnings and other equity	245,816			221,832
Total shareholders' equity	699,736			676,426
Total liabilities and shareholders' equity	$6,383,463			$6,353,519
Net interest income		$45,954			$45,096
Net interest spread			2.90			2.78
Effect of net interest-free funding sources			0.22			0.24
Net interest margin			3.12%			3.02%
Ratio of average interest-earning assets to average interest-bearing liabilities	154.95	%		151.82	%

Note 1: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustment.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended March 31, 2021 and December 31, 2020 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended March 31,
Tax Equivalent Basis	2021			2020
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$237,548	$56	0.10%	$118,108	$325	1.11%
U.S. government obligations	6,998	36	2.09	7,298	37	2.04
Obligations of state and political subdivisions	11,544	105	3.69	33,595	289	3.46
Other debt and equity securities	355,827	1,267	1.44	401,007	2,668	2.68
Federal Home Loan Bank, Federal Reserve Bank and other stock	26,368	348	5.35	31,450	527	6.74
Total interest-earning deposits, investments and other interest-earning assets	638,285	1,812	1.15	591,458	3,846	2.62
Commercial, financial, and agricultural loans	782,208	6,798	3.52	821,267	8,631	4.23
Paycheck Protection Program loans	506,939	4,524	3.62	—	—	—
Real estate—commercial and construction loans	2,621,981	24,458	3.78	2,139,369	23,917	4.50
Real estate—residential loans	1,037,000	9,873	3.86	991,550	11,052	4.48
Loans to individuals	26,447	265	4.05	30,016	407	5.45
Municipal loans and leases	245,638	2,530	4.18	317,006	3,265	4.14
Lease financings	105,684	1,737	6.67	89,376	1,554	6.99
Gross loans and leases	5,325,897	50,185	3.82	4,388,584	48,826	4.47
Total interest-earning assets	5,964,182	51,997	3.54	4,980,042	52,672	4.25
Cash and due from banks	55,311			50,891
Allowance for credit losses, loans and leases	(83,254)			(44,372)
Premises and equipment, net	55,826			56,399
Operating lease right-of-use assets	34,033			34,545
Other assets	357,365			332,056
Total assets	$6,383,463			$5,409,561
Liabilities:
Interest-bearing checking deposits	$817,940	$490	0.24%	$584,391	$796	0.55%
Money market savings	1,243,673	853	0.28	1,057,336	2,903	1.10
Regular savings	959,232	298	0.13	816,760	792	0.39
Time deposits	525,800	1,759	1.36	602,903	2,915	1.94
Total time and interest-bearing deposits	3,546,645	3,400	0.39	3,061,390	7,406	0.97
Short-term borrowings	17,894	2	0.05	40,126	106	1.06
Long-term debt	101,333	348	1.39	169,205	764	1.82
Subordinated notes	183,340	2,293	5.07	94,847	1,275	5.41
Total borrowings	302,567	2,643	3.54	304,178	2,145	2.84
Total interest-bearing liabilities	3,849,212	6,043	0.64	3,365,568	9,551	1.14
Noninterest-bearing deposits	1,749,502			1,288,594
Operating lease liabilities	37,415			37,766
Accrued expenses and other liabilities	47,598			44,173
Total liabilities	5,683,727			4,736,101
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	296,136			295,318
Retained earnings and other equity	245,816			220,358
Total shareholders' equity	699,736			673,460
Total liabilities and shareholders' equity	$6,383,463			$5,409,561
Net interest income		$45,954			$43,121
Net interest spread			2.90			3.11
Effect of net interest-free funding sources			0.22			0.37
Net interest margin			3.12%			3.48%
Ratio of average interest-earning assets to average interest-bearing liabilities	154.95	%		147.97	%

Note 1: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended March 31, 2021 and 2020 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)

(Dollars in thousands)	As of March 31, 2021
Industry Description	Total Outstanding Balance (excl PPP)	% of Commercial Loan Portfolio	$ Balance of Modified Loans (1)	Modified Loans as a % of Portfolio (excl PPP) (1)
CRE - Retail	$356,690	8.8%	$—	—%
Animal Production	269,608	6.7	27	—
CRE - Office	247,320	6.1	—	—
CRE - 1-4 Family Residential Investment	246,643	6.1	1,097	0.4
CRE - Multi-family	213,065	5.3	—	—
CRE - Industrial / Warehouse	180,254	4.5	738	0.4
Hotels & Motels (Accommodation)	174,751	4.3	35,222	20.2
Education	155,589	3.9	2,638	1.7
Nursing and Residential Care Facilities	152,016	3.8	—	—
CRE - Mixed-Use - Residential	120,629	3.0	3,530	2.9
Specialty Trade Contractors	117,204	2.9	85	0.1
Real Estate Lenders, Secondary Market Financing	106,027	2.6	12	—
CRE - Medical Office	93,834	2.3	—	—
Homebuilding (tract developers, remodelers)	81,879	2.0	—	—
Merchant Wholesalers, Durable Goods	73,063	1.8	—	—
Crop Production	69,853	1.7	—	—
Motor Vehicle and Parts Dealers	65,839	1.6	—	—
Rental and Leasing Services	61,096	1.5	—	—
Fabricated Metal Product Manufacturing	60,472	1.5	—	—
Administrative and Support Services	58,298	1.4	101	0.2
Wood Product Manufacturing	57,180	1.4	—	—
Food Services and Drinking Places	53,168	1.3	3,300	6.2
Industries with >$50 million in outstandings	$3,014,478	74.5%	$46,750	1.6%
Industries with <$50 million in outstandings	$1,026,671	25.5%	$24,277	2.4%
Total Commercial Loans	$4,041,149	100.0%	$71,027	1.8%

Consumer Loans and Lease Financings	Total Outstanding Balance		$ Balance of Modified Loans (1)	Modified Loans as a % of Portfolio (excl PPP) (1)
Real Estate-Residential Secured for Personal Purpose	$494,349		$1,712	0.3%
Real Estate-Home Equity Secured for Personal Purpose	162,529		84	0.1
Loans to Individuals	25,468		—	—
Lease Financings	163,059		212	0.1
Total Consumer Loans and Lease Financings	$845,405		$2,008	0.2%

Total	$4,886,554		$73,035	1.5%
(1) Loan modifications referenced above were made in accordance with Section 4013 of the CARES Act, the Consolidated Appropriations Act, 2021 and the Interagency Statement on Loan Modifications and Reporting for Financial Institutions Working with Customers Affected by the Coronavirus and therefore were not classified as TDRs as of March 31, 2021.

Univest Financial Corporation
Non-GAAP Reconciliation
March 31, 2021

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	For the three months ended,
(Dollars in thousands)	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Restructuring charges (a)	$—	$1,439	$—	$—	$—
Tax effect of restructuring charges	—	(302)	—	—	—
Restructuring charges, net of tax	$—	$1,137	$—	$—	$—

Shareholders' equity	$722,455	$692,472	$669,107	$654,873	$651,551
Goodwill	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)
Other intangibles (b)	(2,210)	(2,458)	(2,736)	(3,017)	(3,333)
Tangible common equity	$547,686	$517,455	$493,812	$479,297	$475,659

Total assets	$6,416,665	$6,336,496	$6,382,831	$6,125,312	$5,464,768
Goodwill	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)
Other intangibles (b)	(2,210)	(2,458)	(2,736)	(3,017)	(3,333)
Tangible assets	$6,241,896	$6,161,479	$6,207,536	$5,949,736	$5,288,876

Average shareholders' equity	$699,736	$676,426	$661,947	$660,950	$673,460
Average goodwill	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)
Average other intangibles (b)	(2,344)	(2,606)	(2,889)	(3,185)	(3,506)
Average tangible common equity	$524,833	$501,261	$486,499	$485,206	$497,395

Net income before taxes	$40,407	$31,647	$23,197	$1,821	$232
Provision for credit losses	(11,283)	(8,721)	3,935	23,737	21,843
Pre-tax pre-provision income	$29,124	$22,926	$27,132	$25,558	$22,075

Loans and leases held for investment, gross	$5,415,006	$5,306,841	$5,211,856	$4,951,809	$4,448,825
Paycheck Protection Program ("PPP") loans	(528,452)	(483,773)	(501,580)	(498,978)	—
Gross loans and leases, excluding PPP loans	$4,886,554	$4,823,068	$4,710,276	$4,452,831	$4,448,825

(a) Associated with financial center optimization plan
(b) Amount does not include servicing rights